UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2007

Simpson Manufacturing Co., Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23804	94-3196943
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	file number)	Identification No.)

5956 W. Las Positas Blvd., Pleasanton, CA 94588

(Address of principal executive offices)

(Registrant’s telephone number, including area code): (925) 560-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On October 10, 2007, Simpson Manufacturing Co., Inc. (the “Company”) entered into an unsecured credit agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”), Citibank, N.A., Union Bank of California, N.A. (“Union Bank”) and Comerica Bank, as lenders, Wells Fargo in its individual capacity as Administrative Agent, Sole Arranger and Sole Bookrunner (in such capacity, the “Agent”), and Simpson Dura-Vent Company, Inc., Simpson Strong-Tie Company Inc. and Simpson Strong-Tie International, Inc. as guarantors of the Company’s obligations under the Credit Agreement.

The Credit Agreement provides for a 5-year revolving credit facility of $200,000,000, which includes a $50,000,000 letter of credit subfacility. The Company has the ability to increase the amount available under the Credit Agreement by an additional $200,000,000, to a maximum of $400,000,000, by obtaining additional commitments from existing lenders or new lenders and satisfying certain other conditions.

The proceeds of loans advanced under the Credit Agreement and letters of credit issued thereunder may be used for working capital and other general corporate needs of the Company, to pay dividends to the Company’s stockholders or to repurchase outstanding securities of the Company as permitted by the Credit Agreement, and to finance acquisitions by the Company permitted by the Credit Agreement.

No loans or letters of credit are currently outstanding under the Credit Agreement.

The Company is required to pay an annual facility fee of 0.08 to 0.10 percent on the available commitments under the Credit Agreement, regardless of usage, with the applicable fee determined on a quarterly basis based on the Company’s Leverage Ratio (as defined below). The Company is also required to pay customary fees as specified in a separate fee agreement between the Company and Wells Fargo, in its capacity as the Agent under the Credit Agreement.

Amounts borrowed under the Credit Agreement will bear interest at an annual rate equal to either, at the Company’s option, (a) the British Bankers Association London Interbank Offered Rate for the appropriate currency appearing on Reuters Screen LIBOR01-02 Page (the “LIBO Rate”) plus a spread of from 0.27 to 0.40 percent, as determined on a quarterly basis based on the Company’s Leverage Ratio (as defined below), or (b) the Base Rate, plus a spread of 0.50 percent. The Company will pay participation fees for outstanding standby letters of credit at an annual rate equal to the LIBO Rate plus the applicable spreads described in the preceding sentence, and will pay market-based fees for commercial letters of credit. Loans outstanding under the Credit Agreement may be prepaid at any time without penalty except for LIBO Rate breakage costs and expenses.

The Credit Agreement requires the Company and its subsidiaries to comply with various affirmative covenants, including, without limitation, furnishing updated financial and other information, preserving legal rights necessary to conduct their businesses, paying obligations, maintaining properties and insurance, keeping books and records, complying with laws, maintaining corporate existence, and requiring any new domestic subsidiary meeting a materiality threshold specified in the Credit Agreement to become a guarantor thereunder. The Credit Agreement also contains various negative covenants binding the Company and its subsidiaries, including, without limitation, restrictions on indebtedness and liens (subject to specified exceptions), fundamental changes, investments (including certain limits on acquisitions by the Company), hedging agreements, dividends and distributions, affiliate transactions, intercompany agreements, amendments of certain agreements and governing documents, and sales and leasebacks.

The Credit Agreement requires the Company to comply with two key financial ratios, each calculated on a consolidated basis. The Company may not permit its Leverage Ratio, the ratio of indebtedness to EBITDA (as defined below), to exceed 3.00 to 1.00 at any time. The Company may not permit its Interest Coverage Ratio, the ratio of EBIT (as defined below) to interest expense, to be less than 3.00 to 1.00 as of the last day of each fiscal quarter. As defined in the Credit Agreement, for the Company and its subsidiaries on a consolidated basis and for any period, (a) EBITDA is (i) the sum of net income, income tax expense, interest expense, depreciation, amortization of intangibles, extraordinary expenses, goodwill impairment charges and any other non-cash charges, minus (ii) the sum of extraordinary income and any other non-cash income, and (b) EBIT is (i) the sum of net income, income tax expense, interest expense, extraordinary expenses, goodwill impairment charges and any other non-cash charges, minus (ii) the sum of extraordinary income and any other non-cash income.

The Credit Agreement contains events of default, including, without limitation, failure to make a payment when due, breach of representations or warranties, default on any covenant or agreement in the Credit Agreement, default on any other material indebtedness, bankruptcy or insolvency, occurrence of certain judgments and certain events under the Employee Retirement Income Security Act of 1974 aggregating more than $10,000,000, cessation of the effectiveness of loan documents, or change in control. If any event of default occurs and is continuing under the Credit Agreement, the lenders may terminate their commitments and may require the Company and its guarantors to repay outstanding debt and/or to provide a cash deposit as additional security for outstanding letters of credit.

Prior to the execution of the Credit Agreement, the Company maintained a $9,200,000 loan facility with Wells Fargo and a $13,800,000 loan facility with Union Bank. In anticipation of the execution of the Credit Agreement, the Company terminated the Wells Fargo loan facility on September 27, 2007. The Company terminated the Union Bank loan facility concurrently with the execution of the Credit Agreement. No debt was outstanding under either of those loan facilities at termination.

In the ordinary course of business, certain of the lenders under the Credit Agreement and their affiliates have provided to the Company and its subsidiaries, and may in the future provide, (i) investment banking, commercial banking, cash management, foreign exchange or other financial services, and (ii) services as a bond trustee and other trust and fiduciary services, for which they have received compensation and may receive compensation in the future.

The foregoing summary of the material terms of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Report and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 10, 2007, the Company entered into the Credit Agreement. The information in Item 1.01 of this Report is incorporated herein by reference. The Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Report, is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated as of
October 10, 2007, among the
Company, as Borrower, the
Lenders party thereto, Wells Fargo
as Agent, and Simpson Dura-Vent
Company, Inc., Simpson Strong-Tie
Company Inc. and Simpson Strong-
Tie International, Inc. as Guarantors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simpson Manufacturing Co., Inc.
(Registrant)

DATE:	October 15, 2007	By	/s/Michael J. Herbert
Michael J. Herbert
Chief Financial Officer